UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 3, 2009, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter and year ended September 30, 2009 and announcing its corresponding earnings conference call. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 8.01. Other Events.
In the news release issued on November 3, 2009, the Registrant issued its guidance for fiscal year 2010 diluted earnings per share in the range of $1.82 to $1.92. Key assumptions supporting the fiscal year 2010 diluted earnings per share range are: revenue growth of between 5 percent and 7 percent (with the first half of the year higher as the Registrant annualizes the addition of major new business in March 2010); operating margin growth of flat to expansion in the low single digit basis points range; and free cash flow in the range of $500 million to $575 million, which includes capital expenditures in the $140 million range. The Registrant also announced that, subject to the approval of its Board of Directors and market conditions, it expects to repurchase approximately $350 million of its common shares in fiscal 2010. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 News Release, dated November 3, 2009, regarding Registrant’s earnings for the fiscal quarter and year ended September 30, 2009 and fiscal year 2010 expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: November 3, 2009	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	News Release, dated November 3, 2009, regarding Registrant’s earnings for the fiscal quarter and year ended September 30, 2009 and fiscal year 2010 expectations.